NOTICE OF CONFIDENTIALITY RIGHTS:  IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS:  YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

THIS DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING (this “Deed of Trust”) is executed on the date set forth in the acknowledgement below to be effective as of July 7, 2005, by 360 Global Wine Company, a Nevada corporation having an organizational identification number of C13452-2000 assigned by the Secretary of State of the State of Nevada (“Grantor”), whose address for notice hereunder is 1 Kirkland Ranch Road, to Phillip Weller, Trustee (“Trustee”), whose address is c/o Vinson & Elkins LLP, First City Tower, 1001 Fannin Street, Suite 2300, Houston, Texas 77002-6760, for the benefit of Laurus Master Fund, Ltd., a Cayman Islands company (“Beneficiary”), whose address for notice is c/o Laurus Capital Management, LLC, 825 Third Avenue, 14th Floor, New York, New York 10022, Attention: John E. Tucker.

ARTICLE 1
DEFINITIONS

Section 1.1

Definitions

.  As used herein, the following terms shall have the following meanings:

“Indebtedness”:  The sum of all (1) principal, interest and other amounts due under or secured by the Loan Documents, (2) principal, interest, and other amounts which may hereafter be loaned by Beneficiary, its successors or assigns, to or for the benefit of the owner of the Mortgaged Property, when evidenced by a promissory note or other instrument which, by its terms, is secured hereby, and (3) all other indebtedness, obligations and liabilities now or hereafter existing of any kind of Grantor to Beneficiary under documents which recite that they are intended to be secured by this Deed of Trust.

“Loan Documents”:  The (1) Secured Convertible Term Note of even date, executed by the Companies (as defined in the Security Agreement), payable to the order of Beneficiary, in the stated principal amount of $ 34,500,000 ; Secured Revolving Note of even date, executed by the Companies, payable to the order of Beneficiary, in the stated principal amount of $ 3,000,000 ; and Secured Convertible Minimum Borrowing Note of even date, executed by the Companies, payable to the order of Beneficiary, in the stated principal amount of $500,000 (collectively, the “Notes”), which mature on July 7, 2008 (the “Maturity Date”), (2) this Deed of Trust, (3) the Security Agreement of even date executed by the Companies and Beneficiary to further secure payment of the Notes (the “Security Agreement”) (reference is hereby made to the Security Agreement for all purposes; all defined terms used therein that are not otherwise defined in this Deed of Trust shall have the same meaning as given to them in the Security Agreement), (4) all other documents now or hereafter executed by Grantor, to evidence

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or secure the payment of the Indebtedness or the performance of the Obligations, and (5) all modifications, restatements, extensions, renewals and replacements of the foregoing.

“Mortgaged Property”:  (1) the real property described in Exhibit A, together with any greater estate therein as hereafter may be acquired by Grantor (the “Land”), (2) all buildings, structures and other improvements, now or at any time situated, placed or constructed upon the Land (the “Improvements”), (3) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Grantor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the “Fixtures”), (4) all right, title and interest of Grantor in and to all goods, accounts, general intangibles, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC, now owned or hereafter acquired by Grantor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Land and Improvements or which may be used in or relating to the planning, development, financing or operation of the Mortgaged Property, including, without limitation, furniture, furnishings, equipment, machinery, money, insurance proceeds, accounts, contract rights, trademarks, goodwill, chattel paper, documents, trade names, licenses and/or franchise agreements, rights of Grantor under leases of Fixtures or other personal property or equipment, inventory, all refundable, returnable or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Grantor with any governmental authorities, boards, corporations, providers of utility services, public or private, including specifically, but without limitation, all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees and development costs (the “Personalty”), (5) all reserves, escrows or impounds required under the Loan Documents and all deposit accounts maintained by Grantor with respect to the Mortgaged Property, provided that upon payment in full of the Notes and release by Beneficiary pursuant of the Notes, that said reserves will be released to Grantor, (6) all plans, specifications, shop drawings and other technical descriptions prepared for construction, repair or alteration of the Improvements, and all amendments and modifications thereof (the “Plans”), (7) all leases, subleases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits (the “Leases”), (8) all of the rents, revenues, income, proceeds, profits, to the extent that such are payable to Grantor as landlord under the lease, security and other types of deposits, and other benefits paid or payable by parties to the Leases other than Grantor for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the “Rents”), (9) all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, permits, licenses, certificates and entitlements in any way relating to the development, construction, use, occupancy, operation, maintenance, enjoyment, acquisition or ownership of the Mortgaged Property (the “Property Agreements”), (10) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, and all right, title and interest, if any, of Grantor in and to any streets, ways, alleys, strips or gores of

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land adjoining the Land or any part thereof, (11) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof, (12) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Grantor, (13) all mineral, water, oil and gas rights now or hereafter acquired and relating to all or any part of the Mortgaged Property, and (14) all of Grantor’s right, title and interest in and to any awards, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, Improvements, Fixtures or Personalty.  As used in this Deed of Trust, the term “Mortgaged Property” shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

“Obligations”:  All of the agreements, covenants, conditions, warranties, representations and other obligations (other than to repay the Indebtedness) made or undertaken by Grantor or any other person or entity (including the Companies) to Beneficiary, Trustee or others as set forth in the Loan Documents.

“Permitted Encumbrances”:  The outstanding liens, easements, restrictions, security interests and other exceptions to title set forth in the policy of title insurance insuring the lien of this Deed of Trust, together with the liens and security interests in favor of Beneficiary created by the Loan Documents, none of which, individually or in the aggregate, materially interferes with the benefits of the security intended to be provided by this Deed of Trust, materially and adversely affects the value of the Mortgaged Property, impairs the use or operations of the Mortgaged Property or impairs Grantor’s ability to pay its obligations in a timely manner.

“UCC”:  The Uniform Commercial Code of Texas or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than Texas, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

ARTICLE 2
GRANT

Section 2.1

Grant

.  To secure the full and timely payment of the Indebtedness and the full and timely performance of the Obligations, Grantor GRANTS, BARGAINS, SELLS and CONVEYS the Mortgaged Property to Trustee (subject, however, to the Permitted Encumbrances), TO HAVE AND TO HOLD, IN TRUST, WITH POWER OF SALE, and Grantor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Trustee.

ARTICLE 3
WARRANTIES, REPRESENTATIONS AND COVENANTS

Grantor warrants, represents and covenants to Beneficiary as follows:

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Section 3.1

Title to Mortgaged Property and Lien of this Instrument

.  Grantor owns the Mortgaged Property free and clear of any liens, claims or interests, except the Permitted Encumbrances.  This Deed of Trust creates valid, enforceable first priority liens and security interests against the Mortgaged Property.

Section 3.2

First Lien Status

.  Grantor shall preserve and protect the first lien and security interest status of this Deed of Trust and the other Loan Documents.  If any lien or security interest other than the Permitted Encumbrances is asserted against the Mortgaged Property, Grantor shall promptly, and at its expense, (a) give Beneficiary a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released.

Section 3.3

Payment and Performance

.  Grantor shall pay the Indebtedness when due under the Loan Documents and shall perform the Obligations in full when they are required to be performed.

Section 3.4

Replacement of Fixtures and Personalty

.  Grantor shall not, without the prior written consent of Beneficiary, permit any of the Fixtures or Personalty to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value, owned by Grantor subject to the liens and security interests of this Deed of Trust and the other Loan Documents, and free and clear of any other lien or security interest except such as may be first approved in writing by Beneficiary.

Section 3.5

Maintenance of Rights of Way, Easements and Licenses

.  Grantor shall maintain all rights of way, easements, grants, privileges, licenses, certificates, permits, entitlements, and franchises necessary for the use of the Mortgaged Property and will not, without the prior consent of Beneficiary, consent to any public restriction (including any zoning ordinance) or private restriction as to the use of the Mortgaged Property.  Grantor shall comply with all restrictive covenants affecting the Mortgaged Property, and all zoning ordinances and other public or private restrictions as to the use of the Mortgaged Property.

Section 3.6

Inspection

.  Grantor shall permit Trustee and Beneficiary, and their agents, representatives and employees, upon reasonable prior notice to Grantor and during normal business hours, to inspect the Mortgaged Property and conduct such environmental and engineering studies as Beneficiary may require, provided that such inspections and studies shall not materially interfere with the use and operation of the Mortgaged Property.  Trustee and Beneficiary acknowledge and agree that such third party reports are provided to Trustee and Beneficiary, and their agents and employees for information purposes only and do not constitute representations and warranties of Grantor.

Section 3.7

Other Covenants

.  All of the covenants in the Loan Documents are incorporated herein by reference and, together with covenants in this Article 3 shall be covenants running with the land.  Grantor further covenants:  (a) against the further sale, transfer or encumbering of any of the Mortgaged Property, (b) to pay when due all taxes on the Mortgaged

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Property or assessed against Beneficiary with respect to the Notes, (c) to grant Beneficiary the right to inspect the Mortgaged Property, (d) to keep the Mortgaged Property insured as Beneficiary may require, (e) to comply with all legal requirements (including environmental laws), maintain the Mortgaged Property in good condition, and promptly repair any damage or casualty, and (f) except as otherwise permitted under the Loan Documents, to obtain Beneficiary’s consent prior to entering into or materially, modifying or taking other actions with respect to leases.

Section 3.8

Condemnation Awards and Insurance Proceeds.

(a)

Condemnation Awards.  Grantor assigns all awards and compensation for any condemnation or other taking, or any purchase in lieu thereof, to Beneficiary and authorizes Beneficiary to collect and receive such awards and compensation and to give proper receipts and acquittances therefor, provided Grantor may contest the validity of such claims and demands so long as (1) Grantor notifies Beneficiary that it intends to contest such claim or demand, (2) Grantor provides Beneficiary with an indemnity, bond or other security satisfactory to Beneficiary (including an endorsement to Beneficiary’s title insurance policy insuring against such claim or demand) assuring the discharge of Grantor’s obligations for such claims and demands, including interest and penalties, and (3) Grantor is diligently contesting the same by appropriate legal proceedings in good faith and at its own expense and concludes such contest prior to the tenth (10th) day preceding the earlier to occur of the maturity date of the Notes or the date on which a Mortgaged Property is scheduled to be sold for non-payment.  Grantor shall immediately notify Beneficiary of the institution of any proceeding for the condemnation or other taking of the Mortgaged Property or any portion thereof.  Beneficiary may participate in any such proceeding and Grantor will deliver to Beneficiary all instruments necessary or required by Beneficiary to permit such participation.  Without Beneficiary’s prior consent, Grantor (1) shall not agree to any compensation or award, and (2) shall not take any action or fail to take any action which would cause the compensation to be determined.  All awards and compensation for the taking or purchase in lieu of condemnation of the Mortgaged Property or any part thereof are hereby assigned to and shall be paid to Beneficiary.  Grantor authorizes Beneficiary to collect and receive such awards and compensation, to give proper receipts and acquittances therefor, and in Beneficiary’s sole discretion to apply the same toward the payment of the Notes, without premium or penalty and notwithstanding that the Notes may not then be due and payable, or to the restoration of the Mortgaged Property; however, if the award is less than or equal to $50,000 and Grantor requests that such proceeds be used for non-structural site improvements (such as landscape, driveway, walkway and parking area repairs) required to be made as a result of such condemnation, Beneficiary will apply the award to such restoration in accordance with disbursement procedures applicable to insurance proceeds provided there exists no Potential Default or Event of Default.  Grantor, upon request by Beneficiary, shall execute all instruments requested to confirm the assignment of the awards and compensation to Beneficiary, free and clear of all liens, charges or encumbrances.

(b)

Insurance Proceeds.  Grantor assigns to Beneficiary all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property.  Grantor

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authorizes Beneficiary to collect and receive such proceeds and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Beneficiary, instead of to Grantor and Beneficiary jointly.

Section 3.9

Status of Grantor.  Grantor’s exact legal name is correctly set forth at the beginning of this Deed of Trust.  Grantor is an organization of the type specified in the first paragraph of this Deed of Trust.  Grantor is formed or incorporated in or organized under the laws of the state specified in the first paragraph of this Deed of Trust.  Grantor will not cause or permit any change to be made in its name, identity or partnership structure unless Grantor shall have first notified Beneficiary in writing of such change at least 30 days prior to the effective date of such change, and shall have first taken all action required by Beneficiary for the purpose of perfecting or protecting the lien and security interest of Beneficiary.  Grantor’s principal place of business and chief executive office, and the place where Grantor keeps its books and records, including recorded data of any kind or nature, regardless of the medium or recording, including software, writings, plans, specifications and schematics, has been for the preceding four months (or, if less, the entire period of the existence of Grantor) and will continue to be the address of Grantor set forth at the beginning of the Deed of Trust (unless Grantor notifies Beneficiary in writing at least 30 days prior to the date of such change).  Grantor’s organizational identification number, if any, assigned by the state of incorporation or organization is correctly set forth on the first page of this Deed of Trust.  The Grantor shall promptly notify the Beneficiary of any change in its organizational identification number.

ARTICLE 4
DEFAULT AND FORECLOSURE

Section 4.1

Each of the following shall constitute an Event of Default hereunder and under the other Loan Documents:

(a)

Payments.  Grantor’s failure to pay any regularly scheduled installment of principal, interest or other amount due under the Loan Documents within three (3) days after the date when due, or Grantor’s failure to pay the Notes at the Maturity Date, whether by acceleration or otherwise.

(b)

Insurance.  Grantor’s failure to maintain insurance as required under this Deed of Trust.

(c)

Sale, Encumbrance, Etc.  The sale, transfer, conveyance, pledge, mortgage or assignment of any part or all of the Mortgaged Property, or any interest therein, or of any interest in Grantor.

(d)

Covenants.  Grantor’s failure to perform or observe any of the agreements and covenants contained in this Deed of Trust or in any of the other Loan Documents (other than payments under Section 4.1(a), insurance requirements under Section 4.1(b), and transfers and encumbrances under Section 4.1(c)), subject to any period for curing any failure by Grantor as specified in any of the other Loan Documents.

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(e)

Representations and Warranties.  Any representation or warranty made in any Loan Document proves to be untrue in any material respect when made or deemed made.

(f)

Other Encumbrances.  Any default under any document or instrument, other than the Loan Documents, evidencing or creating a lien or security interest on the Mortgaged Property or any part thereof.

(g)

Involuntary Bankruptcy or Other Proceeding.  Commencement of an involuntary case or other proceeding against Grantor, or any other person or entity having an ownership or security interest in the Mortgaged Property (each, a “Bankruptcy Party”) which seeks liquidation, reorganization or other relief with respect to it or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeks the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of 60 days; or an order for relief against a Bankruptcy Party shall be entered in any such case under the Federal Bankruptcy Code.

(h)

Voluntary Petitions, etc.  Commencement by a Bankruptcy Party of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts or other liabilities under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any of its property, or consent by a Bankruptcy Party to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the making by a Bankruptcy Party of a general assignment for the benefit of creditors, or the failure by a Bankruptcy Party, or the admission by a Bankruptcy Party in writing of its inability, to pay its debts generally as they become due, or any action by a Bankruptcy Party to authorize or effect any of the foregoing.

As used herein the term “Potential Default” means the occurrence of any event or condition which, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

Section 4.2

Remedies

.  If an Event of Default exists, Beneficiary may, at Beneficiary’s election and by or through Trustee or otherwise, exercise any or all of the following rights, remedies and recourses:

(a)

Acceleration.  Declare the Indebtedness to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Grantor), whereupon the same shall become immediately due and payable.

(b)

Entry on Mortgaged Property.  Enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto.  If Grantor remains in possession of the Mortgaged Property after an Event of Default and without

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Beneficiary’s prior written consent, Beneficiary may invoke any legal remedies to dispossess Grantor.

(c)

Operation of Mortgaged Property.  Hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Beneficiary may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Beneficiary deems necessary or desirable), and apply all Rents and other amounts collected by Trustee in connection therewith in accordance with the provisions of Section 4.8.

(d)

Foreclosure and Sale.  Sell or offer for sale the Mortgaged Property in such portions, order and parcels as Beneficiary may determine, with or without having first taken possession of same, to the highest bidder for cash at public auction.  Such sale shall be made in accordance with the laws of the State of Texas relating to the sale of real estate or by Chapter 9 of the UCC relating to the sale of collateral after default by a debtor (as such laws now exist or may be hereafter amended or succeeded), or by any other present or subsequent articles or enactments relating to same.  With respect to any notices required or permitted under the UCC, Grantor agrees that ten (10) days’ prior written notice shall be deemed commercially reasonable.  At any such sale (i) whether made under the power herein contained, the UCC, any other legal requirement or by virtue of any judicial proceedings or any other legal right, remedy or recourse, it shall not be necessary for Trustee to be physically present at or to have constructive possession of the Mortgaged Property (Grantor shall deliver to Trustee any portion of the Mortgaged Property not actually or constructively possessed by Trustee immediately upon demand by Trustee), and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if Trustee had been actually present and delivered to purchaser at such sale, (ii) each instrument of conveyance executed by Trustee shall contain a general warranty of title, binding upon Grantor, (iii) each recital contained in any instrument of conveyance made by Trustee shall conclusively establish the truth and accuracy of the matters recited therein, including, without limitation, nonpayment of the Indebtedness, advertisement and conduct of such sale in the manner provided herein and otherwise by law, and appointment of any successor Trustee hereunder, (iv) any prerequisites to the validity of such sale shall be conclusively presumed to have been performed, (v) the receipt of Trustee or other party making the sale shall be a sufficient discharge to the purchaser or purchasers for his or their purchase money and no such purchaser or purchasers, or his or their assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money or be in any way answerable for any loss, misapplication or nonapplication thereof, and (vi) to the fullest extent permitted by law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Grantor, and against all other persons claiming or to claim the property sold or any part thereof, by, through or under Grantor.  Beneficiary may be a purchaser at such sale and if Beneficiary is the highest bidder, may credit the portion of the purchase price that would be distributed to Beneficiary against the Indebtedness in lieu of paying cash.

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(e)

Receiver.  Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Grantor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, the appointment of a receiver of the Mortgaged Property, and Grantor irrevocably consents to such appointment.  Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 4.8.

(f)

Other.  Exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity (including an action for specific performance of any covenant contained in the Loan Documents, or a judgment on the Notes either before, during or after any proceeding to enforce this Deed of Trust).

Section 4.3

Separate Sales

.  The Mortgaged Property may be sold in one or more parcels and in such manner and order as Trustee, in his sole discretion, may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

Section 4.4

Remedies Cumulative, Concurrent and Nonexclusive

.  Beneficiary shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Grantor or others obligated under the Notes and the other Loan Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Beneficiary, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive.  No action by Beneficiary or Trustee in the enforcement of any rights, remedies or recourses under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

Section 4.5

Release of and Resort to Collateral

.  Beneficiary may release, regardless of consideration and without the necessity for any notice to a consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interests created in or evidenced by the Loan Documents or their stature as a first and prior lien and security interest in and to the Mortgaged Property.  For payment of the Indebtedness, Beneficiary may resort to any other security in such order and manner as Beneficiary may elect.

Section 4.6

Waiver of Redemption, Notice and Marshalling of Assets

.  To the fullest extent permitted by law, Grantor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Grantor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of Trustee’s election to exercise or his actual exercise of any right, remedy or recourse

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provided for under the Loan Documents, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

Section 4.7

Discontinuance of Proceedings

.  If Beneficiary shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Beneficiary shall have the unqualified right to do so and, in such an event, Grantor and Beneficiary shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Beneficiary shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Beneficiary thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

Section 4.8

Application of Proceeds

(a)

.  The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Beneficiary or Trustee (or the receiver, if one is appointed) in the order provided for in the Security Agreement unless otherwise required by applicable law.

Section 4.9

Occupancy After Foreclosure

.  The purchaser at any foreclosure sale pursuant to Section 4.2(d) shall become the legal owner of the Mortgaged Property.  All occupants of the Mortgaged Property shall, at the option of such purchaser, become tenants of the purchaser at the foreclosure sale and shall deliver possession thereof immediately to the purchaser upon demand.  It shall not be necessary for the purchaser at said sale to bring any action for possession of the Mortgaged Property other than the statutory action of forcible detainer in any justice court having jurisdiction over the Mortgaged Property.

Section 4.10

Additional Advances and Disbursements; Costs of Enforcement.

(a)

If any Event of Default exists, Beneficiary shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Grantor.  All sums advanced and expenses incurred at any time by Beneficiary under this Section 4.10, or otherwise under this Deed of Trust or any of the other Loan Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the Delinquency Rate (as defined in the Notes), and all such sums, together with interest thereon, shall be secured by this Deed of Trust.

(b)

Grantor shall pay all expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Deed of Trust and the other Loan Documents, or the enforcement, compromise or settlement of the Indebtedness or any claim under this Deed of Trust and the other Loan Documents, and for the curing thereof, or for defending or asserting the rights and claims of Beneficiary in respect thereof, by litigation or otherwise.

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Section 4.11

No Mortgagee in Possession

.  Neither the enforcement of any of the remedies under this Article 4, the assignment of the Rents and Leases under Article 5, the security interests under Article 6, nor any other remedies afforded to Beneficiary under the Loan Documents, at law or in equity shall cause Beneficiary or Trustee to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Beneficiary or Trustee to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

ARTICLE 5
ASSIGNMENT OF RENTS AND LEASES

Section 5.1

Assignment

.  Grantor acknowledges and confirms that it has executed and delivered to Beneficiary an Assignment of Rents and Leases of even date (the “Assignment of Rents and Leases”), intending that such instrument create a present, absolute assignment to Beneficiary of the Leases and Rents.  Without limiting the intended benefits or the remedies provided under the Assignment of Rents and Leases, Grantor hereby assigns to Beneficiary, as further security for the Indebtedness and the Obligations, the Leases and Rents.  While any Event of Default exists, Beneficiary shall be entitled to exercise any or all of the remedies provided in the Assignment of Rents and Leases and in Article 4 hereof, including the right to have a receiver appointed.  If any conflict or inconsistency exists between the assignment of the Rents and the Leases in this Deed of Trust and the absolute assignment of the Rents and the Leases in the Assignment of Rents and Leases, the terms of the Assignment of Rents and Leases shall control.

Section 5.2

No Merger of Estates

.  So long as any part of the Indebtedness and the Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Grantor, Beneficiary, any lessee or any third party by purchase or otherwise.

ARTICLE 6
SECURITY AGREEMENT

Section 6.1

Security Interest

.  This Deed of Trust constitutes a “Security Agreement” on personal property within the meaning of the UCC and other applicable law with respect to the Personalty, Fixtures, Plans, Leases, Rents and Property Agreements.  To this end, Grantor grants to Trustee and Beneficiary, a first and prior security interest in the Personalty, Fixtures, Plans, Leases, Rents and Property Agreements and all other Mortgaged Property which is personal property to secure the payment of the Indebtedness and performance of the Obligations, and agrees that Beneficiary shall have all the rights and remedies of a secured party under the UCC with respect to such property.  Any notice of sale, disposition or other intended action by Beneficiary with respect to the Personalty, Fixtures, Plans, Leases, Rents and Property Agreements sent to Grantor at least ten (10) days prior to any action under the UCC shall constitute reasonable notice to Grantor.

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Section 6.2

Authorization to File Financing Statements

.Grantor hereby authorizes Beneficiary at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements with or without the signature of Grantor as authorized by applicable law, as applicable to all or part of the Personalty, Fixtures, Plans, Leases, Rents and Property Agreements and all other Mortgaged Property which is personal property.  For purposes of such filings, Grantor agrees to furnish any information requested by Beneficiary promptly upon request by Beneficiary.  Grantor also ratifies its authorization for Beneficiary to have filed any like initial financing statements, amendments thereto and continuation statements, if filed prior to the date of this Deed of Trust.  Grantor hereby irrevocably constitutes and appoints Beneficiary and any officer or agent of Beneficiary, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Grantor or in Grantor’s own name to execute in Grantor’s name any documents and otherwise to carry out the purposes of this Section 6.2, to the extent that Grantor’s authorization above is not sufficient.  To the extent permitted by law, Grantor hereby ratifies all acts said attorneys-in-fact have lawfully done in the past or shall lawfully do or cause to be done in the future by virtue hereof.  This power of attorney is coupled with an interest and shall be irrevocable.

Section 6.3

Fixture Filing

.  This Deed of Trust shall also constitute a “fixture filing” for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures.  Information concerning the security interest herein granted may be obtained at the addresses of Debtor (Grantor) and Secured Party (Beneficiary) as set forth in the first paragraph of this Deed of Trust.

ARTICLE 7
CONCERNING THE TRUSTEE

Section 7.1

Certain Rights

.  With the approval of Beneficiary, Trustee shall have the right to select, employ and consult with counsel.  Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine.  Trustee shall be entitled to reimbursement for actual, reasonable expenses incurred by him in the performance of his duties.  Grantor shall, from time to time, pay the compensation due to Trustee hereunder and reimburse Trustee for, and indemnify, defend and save Trustee harmless against, all liability and reasonable expenses which may be incurred by him in the performance of his duties, including those arising from the joint, concurrent, or comparative negligence of Trustee; however, Grantor shall not be liable under such indemnification to the extent such liability or expenses result solely from Trustee’s gross negligence or willful misconduct hereunder.  Grantor’s obligations under this Section 7.1 shall not be reduced or impaired by principles of comparative or contributory negligence.

Section 7.2

Retention of Money

.  All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by

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law), and Trustee shall be under no liability for interest on any moneys received by him hereunder.

Section 7.3

Successor Trustees

.  If Trustee or any successor Trustee shall die, resign or become disqualified from acting in the execution of this trust, or Beneficiary shall desire to appoint a substitute Trustee, Beneficiary shall have full power to appoint one or more substitute Trustees and, if preferred, several substitute Trustees in succession who shall succeed to all the estates, rights, powers and duties of Trustee.  Such appointment may be executed by any authorized agent of Beneficiary, and as so executed, such appointment shall be conclusively presumed to be executed with authority, valid and sufficient, without further proof of any action.

Section 7.4

Perfection of Appointment

.  Should any deed, conveyance or instrument of any nature be required from Grantor by any successor Trustee to more fully and certainly vest in and confirm to such successor Trustee such estates, rights, powers and duties, then, upon request by such Trustee, all such deeds, conveyances and instruments shall be made, executed, acknowledged and delivered and shall be caused to be recorded and/or filed by Grantor.

Section 7.5

Trustee Liability

.  In no event or circumstance shall Trustee or any substitute Trustee hereunder be personally liable under or as a result of this Deed of Trust, either as a result of any action by Trustee (or any substitute Trustee) in the exercise of the powers hereby granted or otherwise.

ARTICLE 8
MISCELLANEOUS

Section 8.1

Notices

.  Any notice required or permitted to be given under this Deed of Trust shall be in writing and either shall be mailed by certified mail, postage prepaid, return receipt requested, or sent by overnight air courier service, or personally delivered to a representative of the receiving party, or sent by telecopy (provided an identical notice is also sent simultaneously by mail, overnight courier, personal delivery or otherwise as provided in this Section 8.1).  All such communications shall be mailed, sent or delivered, addressed to the party for whom it is intended at its address set forth on the first page of this Deed of Trust.  Any communication so addressed and mailed shall be deemed to be given on the earliest of (a) when actually delivered, (b) on the first Business Day after deposit with an overnight air courier service, or (c) on the third Business Day after deposit in the United States mail, postage prepaid, in each case to the address of the intended addressee, and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by, Beneficiary or Grantor, as the case may be.  If given by telecopy, a notice shall be deemed given and received when the telecopy is transmitted to the party’s telecopy number specified herein and confirmation of complete receipt is received by the transmitting party during normal business hours or on the next Business Day if not confirmed during normal business hours, and an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this Section 8.1.  Any party may designate a change of address by written notice to the other by giving at least ten (10) days prior written notice of such change of address.  As used herein the term “Business Day” means a day other than a Saturday, a Sunday, or a legal

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holiday on which national banks located in the State of New York are not open for general banking business.

Section 8.2

Covenants Running with the Land

.  All Obligations contained in this Deed of Trust are intended by Grantor, Beneficiary and Trustee to be, and shall be construed as, covenants running with the Mortgaged Property.  As used herein, “Grantor” shall refer to the party named in the first paragraph of this Deed of Trust and to any subsequent owner of all or any portion of the Mortgaged Property (without in any way implying that Beneficiary has or will consent to any such conveyance or transfer of the Mortgaged Property).  All persons or entities who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Loan Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Beneficiary.

Section 8.3

Attorney-in-Fact

.  Grantor hereby irrevocably appoints Beneficiary and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest, (a) to execute and/or record any notices of completion, cessation of labor, or any other notices that Beneficiary deems appropriate to protect Beneficiary’s interest, if Grantor shall fail to do so within ten (10) days after written request by Beneficiary, (b) upon the issuance of a deed pursuant to the foreclosure of this Deed of Trust or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Personalty, Fixtures, Plans and Property Agreements in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Beneficiary’s security interests and rights in or to any of the collateral, and (d) while any Event of Default exists, to perform any obligation of Grantor hereunder; however: (1) Beneficiary shall not under any circumstances be obligated to perform any obligation of Grantor; (2) any sums advanced by Beneficiary in such performance shall be added to and included in the Indebtedness and shall bear interest at the Default Rate; (3) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (4) Beneficiary shall not be liable to Grantor or any other person or entity for any failure to take any action which it is empowered to take under this Section.

Section 8.4

Successors and Assigns

.  This Deed of Trust shall be binding upon and inure to the benefit of Beneficiary and Grantor and their respective successors and assigns.  Grantor shall not, without the prior written consent of Beneficiary, assign any rights, duties or obligations hereunder.

Section 8.5

No Waiver

.  Any failure by Trustee or Beneficiary to insist upon strict performance of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same, and Trustee or Beneficiary shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

Section 8.6

Subrogation

.  To the extent proceeds of the Notes have been used to extinguish, extend or renew any indebtedness against the Mortgaged Property, then Beneficiary shall be subrogated to all of the rights, liens and interests existing against the Mortgaged

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Property and held by the holder of such indebtedness and such former rights, liens and interests, if any, are not waived, but are continued in full force and effect in favor of Beneficiary.

Section 8.7

Notes

.  If any conflict or inconsistency exists between this Deed of Trust and the Notes, the Notes shall govern.

Section 8.8

Release or Reconveyance

.  Upon payment in full of the Indebtedness and performance in full of the Obligations, Beneficiary, at Grantor’s expense, shall release the liens and security interests created by this Deed of Trust or reconvey the Mortgaged Property to Grantor, along with any reserves held by Beneficiary.

Section 8.9

Waiver of Stay, Moratorium and Similar Rights

.  Grantor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any appraisement, valuation, stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Deed of Trust or the indebtedness secured hereby, or any agreement between Grantor and Beneficiary or any rights or remedies of Beneficiary.

Section 8.10

Obligations of Grantor, Joint and Several

.  If more than one person or entity has executed this Deed of Trust as “Grantor,” the obligations of all such persons or entities hereunder shall be joint and several.

Section 8.11

Governing Law

.  This Deed of Trust shall be governed by the laws of the State of Texas.

Section 8.12

Headings

.  The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

Section 8.13

Entire Agreement

.  This Deed of Trust and the other Loan Documents embody the entire agreement and understanding between Beneficiary and Grantor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof.  Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.

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EXECUTED to be effective as of the date first above written.

360 GLOBAL WINE COMPANY, a Nevada corporation

By:

Name:

Title:

STATE OF _______________

§

§

COUNTY OF ____________

§

This instrument was acknowledged before me on ______ ___, 200__, by __________________, _________________ of _________________________________, a _______________ and _________________ of __________________________________, a ____________, on behalf of said _________________ and said __________________.

Notary Public, State of ________________

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EXHIBIT A

LEGAL DESCRIPTION

STATE OF TEXAS, COUNTY OF BURNET:  136.58 acres of land out of the Arthur Luckey Survey No. 23, Abstract No. 530, and being a portion of that certain called 136.50 acres in a deed to Capital Marble and Granite Company, Inc. recorded in volume 284, page 503 of the Burnet County Deed Records, and described herein as Tract I of 10.19 acres, Tract II of 58.31 acres and Tract III of 68.08 acres.  Survey bearing is the Texas Lambert Grid, Central Zone, AND 83.

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